Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated May 1, 2026, and each included in this Post-Effective Amendment No. 110 to the Registration Statement (Form N-1A, No. 002-38679) of Impax Funds Series Trust I (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 23, 2026, with respect to the financial statements and financial highlights of Impax Sustainable Allocation Fund, Impax US Sustainable Economy Fund, Impax Small Cap Fund, Impax High Yield Bond Fund, Impax Global Environmental Markets Fund, Impax International Sustainable Economy Fund, Impax Core Bond Fund, Impax Large Cap Fund and Impax Global Opportunities Fund (nine of the funds constituting Impax Funds Series Trust I) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 24, 2026